Exhibit 4.80

(English Translation)

Supplementary Agreement to Exclusive Technology Consulting and Services Agreement

(No.2)

This Supplementary Agreement to Exclusive Technology Consulting and Services Agreement (No.2) (the “Supplementary Agreement “) is entered into by and among the following parties on September 6, 2011 in Beijing:

Party A:	Baidu Online Network Technology (Beijing) Co., Ltd.
Address:	3/F, Baidu Campus, No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, The People’s Republic of China

Party B:	Beijing BaiduPay Science and Technology Co., Ltd.
Address:	Room 301, 3/F, Block D, Jia No. 18 Zhongguancun South Street, Haidian District, Beijing, PRC, 100081

WHEREAS:

A. Based on the Exclusive Technology Consulting and Services Agreement (the “Original Agreement”) between Party A and Party B, through friendly negotiation, they agree to supplement the Original Agreement as follows on September 6, 2011:

1. Both parties agree to add Section 3 of Appendix 2: “Party A shall have the right to decide or adjust the service fees or the calculation at its sole discretion, regardless any different provisions herein.”

2. The parties agree and confirm that this Supplementary Agreement shall form an integral part of the Original Agreement. This Supplementary Agreement shall prevail should there be any inconsistency between the Original Agreement and this Supplementary Agreement. The Original Agreement shall be applied to the matters not provided in this Supplementary Agreement.

B. This Supplementary Agreement shall be effective upon the parties’ signing.

C. This Supplementary Agreement shall be executed in two originals, each party holding one original. All the originals shall have the same legal effect.

[Signature Page Follows]

Party A: Baidu Online Network Technology (Beijing) Co., Ltd.

Authorized representative: Zhan Wang

Signature: /s/ Zhan Wang

Seal: (the seal of Baidu Online Network Technology (Beijing) Co., Ltd.)

Party B: Beijing BaiduPay Science and Technology Co., Ltd.

Authorized representative:

Signature: /s/ Hu Cai

Seal: (the seal of Beijing BaiduPay Science and Technology Co., Ltd.)

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